October 18, 2021 (NYSE: STT) 3Q 2021 Financial Highlights

2 Preface and forward-looking statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its third quarter 2021 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release and those tables, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information.

3Q21 highlights

All comparisons are to corresponding prior year periods unless noted otherwise

Financial performance	• EPS of $1.96, up 35%; $2.00 ex-notable items, up 38%[A] • Total revenue of $3.0B – Fee revenue of $2.5B, up 9%, reflecting growth in all businesses – Net interest income of $0.5B, up 2% • Total expenses of $2.1B, up 1%; flat ex-notable items[A] – Pre-tax margin of 29.3%, up 4.8%pts; 29.9% ex-notable items, up 5.2%pts[A] – Generated positive operating leverage of 6.8%pts; 7.4%pts ex-notable items[A]
Business momentum	• Announced proposed acquisition of BBH Investor Services, which will strengthen State Street's market leadership in asset servicing, deepen international reach, and propel the State Street Alpha[SM] strategy – Transaction expected to be accretive in year 1 post-closing and to increase earnings and margin growth[1] • AUC/A of $43.3T; and servicing wins of $1.7T with new business yet to be installed of $2.7T[2] • Reported 3 new Alpha mandates in 3Q21, with 7 of 18 total mandates live as of the end of 3Q21[2] • Continued momentum in CRD; record bookings of $28M[3] and attained annual recurring revenue (ARR) of $239M, up 12%[4] • AUM of $3.9T with strong ETF net inflows, particularly from equity and fixed income products[2]
Balance sheet and capital	• Total average assets of $291B, up 10% YoY and down (5)% QoQ • ROE of 11.6%, CET1 ratio of 13.5%[5] • Returned $179M to shareholders in 3Q21 in the form of common stock dividends paid; declared a 10% increase to 3Q21 quarterly common stock dividend payable in 4Q21 • In September 2021, State Street raised $1.9B of capital through a common stock issuance to finance the proposed acquisition of BBH Investor Services

[A] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET | 3

Summary of 3Q21 financial results

(GAAP, $M, except EPS data, or where otherwise noted)	Quarters			%∆		3Q20 %∆ ex-currency translation[A]
	3Q20	2Q21	3Q21	2Q21	3Q20	
Revenue:						
Servicing fees	$1,301	$1,399	$1,395	(0)%	7%	7%
Management fees	479	504	526	4	10	9
Foreign exchange trading services	270	286	279	(2)	3	3
Securities finance	84	109	106	(3)	26	26
Software and processing fees	172	216	198	(8)	15	15
Total fee revenue	2,306	2,514	2,504	(0.4)	8.6	8.2
Net interest income	478	467	487	4	2	1
Other income	-	53	(1)	nm	nm	nm
Total revenue	$2,784	$3,034	$2,990	(1.5)%	7.4%	6.9%
Provision for credit losses[6]	-	($15)	($2)	nm	nm	nm
Total expenses	$2,103	$2,111	$2,116	0.2%	0.6%	0.1%
Net income	$555	$763	$714	(6.4)%	28.6%	
Diluted earnings per share	$1.45	$2.07	$1.96	(5.3)%	35.2%	
Return on average common equity	8.9%	12.6%	11.6%	(1.0)%pts	2.7%pts	
Pre-tax margin	24.5%	30.9%	29.3%	(1.6)%pts	4.8%pts	
Tax rate	18.5%	18.6%	18.5%	(0.1)%pts	-	
Ex-notable items, non-GAAP[A]:						
Total revenue	$2,784	$2,981	$2,990	0.3%	7.4%	6.9%
Total expenses	$2,097	$2,111	$2,098	(0.6)%	0.0%	(0.4)%
EPS	$1.45	$1.97	$2.00	1.5%	37.9%	
Pre-tax margin	24.7%	29.7%	29.9%	0.2%pts	5.2%pts	

Notable Items

($M, except EPS data)	Quarters		
	3Q20	2Q21	3Q21
Gain on sale[B]	-	53	-
Acquisition and restructuring costs	(15)	(11)	(18)
Legal and other[C]	9	11	-
Total Notable items (pre-tax)	($6)	$53	($18)
EPS Impact	-	$0.10	($0.04)

[A] This is a non-GAAP presentation; ex-currency translation percentage changes are in reference to the YoY quarterly comparison between 3Q21 and 3Q20 which excludes the impact of foreign currency translation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures. [B] Gain on sale of $53M in 2Q21 included in Other income reflecting a gain on sale of a majority interest in our Wealth Manager Services business. [C] Legal and other benefits of $11M in 2Q21 and $9M in 3Q20 included in Other expenses. Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET | 4

AUC/A and AUM levels, markets and flows performance

AUC/A and AUM[A]

AUC/A ($T, as of period-end)[2]



+18%
+2%
$36.6
$42.6
$43.3
3Q20
2Q21
3Q21

- 18% increase from 3Q20 largely driven by:
  - Higher market levels, client flows, and net new business growth
- 2% increase from 2Q21 due to:
  - Higher market levels, net new business growth, and client flows

AUM ($B, as of period-end)



+23%
-1%
$3,148
$3,897
$3,862
3Q20
2Q21
3Q21

- 23% increase from 3Q20 reflecting:
  - Higher market levels and net inflows from ETFs and cash, partially offset by institutional net outflows
- (1)% decrease from 2Q21 due to:
  - Net outflows from cash and institutional, and lower market levels, partially offset by ETF net inflows

Market indices[7]

(% change)		3Q21 vs 2Q21	3Q21 vs 3Q20
S&P 500	EOP	0%	28%
	Daily Avg	6	33
MSCI EAFE	EOP	(1)	23
	Daily Avg	1	25
MSCI EM	EOP	(9)	16
	Daily Avg	(4)	19
Barclays Global Agg	EOP	(1)	(1)

Select industry flows[8]

($B)	Total flows[B] 3Q20	Total flows[B] 2Q21	Total flows[B] 3Q21
Long Term Funds	$21	$196	$130
Money Market	(166)	33	21
ETF	60	123	103
North America Total	(84)	351	254
EMEA Total	227	267	298

[A] Changes to AUC/A and AUM also reflect currency translation. [B] Line items may not sum to total due to rounding.
Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET. 5

Revenue: Servicing fees

Servicing fees ($M)

Total revenue	$2,784	$2,917	$2,950	$3,034	$2,990	YoY +7% QoQ -1%


+7%
Flat
$1,301
$1,307
$1,371
$1,399
$1,395
3Q20
4Q20
1Q21
2Q21
3Q21

AUC/A sales performance indicators ($B)[2]

	3Q20	4Q20	1Q21	2Q21	3Q21
AUC/A wins	$249	$205	$343	$1,187	$1,657
AUC/A to be installed	486	436	463	1,236	2,733

- Servicing fees were positively impacted by currency translation when compared to 3Q20 by $8M, but adversely impacted compared to 2Q21 by $9M

3Q21 performance

Servicing fees of $1,395M up 7% YoY and flat QoQ

- Up 7% YoY primarily driven by higher average equity market levels, client activity and flows, and net new business, partially offset by normal pricing headwinds
- Flat QoQ mainly due to higher average equity market levels, client activity and flows, which were offset by currency translation

Investment Services business momentum

- Continued revenue momentum YoY across all client segments, including Asset Managers, Asset Owners, and Alternatives
- Strongest YTD AUC/A wins on record, driven by both EMEA and North America sales[2]
- Continued Alpha momentum, with Alpha representing a large proportion of wins in 3Q21[2]
- Announced proposed acquisition of BBH Investor Services, which will create the world's #1 asset servicer,[9] further enhance State Street's global footprint and expand the prospective client base for Alpha

Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET 6

Revenue: Management fees

Management fees ($M)

Total revenue	$2,784	$2,917	$2,950	$3,034	$2,990	YoY +7% QoQ -1%



+10%
+9% ex-FX[A]
+4%
$479
$493
$493
$504
$526
3Q20
4Q20
1Q21
2Q21
3Q21

Performance indicators ($B)[2]

	3Q20	4Q20	1Q21	2Q21	3Q21
AUM	$3,148	$3,467	$3,591	$3,897	$3,862
Net flows	(65)	(21)	39	83	(5)

- Management fees were positively impacted by currency translation when compared to 3Q20 by $2M, but adversely impacted compared to 2Q21 by $2M

3Q21 performance

Record Management fees of $526M up 10% YoY and 4% QoQ

- Up 10% YoY primarily reflecting higher average equity market levels and net inflows from ETFs, partially offset by a previously reported idiosyncratic institutional client asset reallocation and money market fee waivers
- Up 4% QoQ primarily reflecting higher average equity market levels and lower money market fee waivers

Management fee business momentum

- ETFs: Continued strength in equity ETFs; strong momentum in fixed income supported by net inflows in active fixed income ETFs
- Institutional: Strong momentum in our Target Date franchise with record flows YTD
- Pre-tax margin: Record management fees and disciplined expenses resulted in Investment Management business pre-tax margin of 36%[B]

[A] This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures. [B] Refer to the Addendum for line of business information. Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET | 7

8 Revenue: Markets, Software and processing fees Markets, Software & processing fees ($M) 3Q21 performance 172 204 174 216 198 84 88 99 109 106 270 324 346 286 279 3Q20 4Q20 1Q21 2Q21 $619 3Q21 $616 $526 $611 $583 FX trading Securities finance Software & processing $2,784 $2,917 $2,950 $3,034 $2,990 Total revenue YoY +7% QoQ -1% +3% +26% +15% YoY % • FX trading services of $279M – Up 3% YoY reflecting higher direct sales and trading revenue and indirect volumes, partially offset by lower FX volatility – Down (2)% QoQ mainly due to seasonally lower client FX volumes and indirect spreads • Securities finance of $106M – Up 26% YoY mainly reflecting higher client securities loan balances and spreads, as well as new business wins in Enhanced Custody – Down (3)% QoQ primarily driven by lower agency balances • Software and processing fees of $198M – Up 15% YoY mainly reflecting higher CRD revenues – Down (8)% QoQ primarily due to the absence of prior quarter CRD episodic fees and client renewals, partially offset by market-related adjustments

CRD and Alpha mandates

CRD financial performance
(Standalone basis, $M)[A]



+22%
$99
$115
$104
$154
$121
On-prem[10]
Professional services
Software-enabled (including SaaS)[10]
20
22
57
36
20
59
17
27
60
63
27
64
28
31
62
3Q20
4Q20
1Q21
2Q21
3Q21
18% YoY growth

	3Q20	4Q20	1Q21	2Q21	3Q21
Pre-tax income[11]	$37	$48	$37	$84	$48
New bookings[3]	17	5	4	19	28
ARR[4]	213	223	225	230	239
Uninstalled revenue backlog	92	98	103	93	105

CRD 3Q21 highlights

- 3Q21 revenue of $121M[A]
  - Up 22% YoY primarily due to higher client renewals, professional services, and software-enabled revenue
  - Down (21)% QoQ largely driven by the absence of prior quarter episodic fees and client renewals
- Continued business momentum with record quarterly bookings of $28M[3]
- Total number of SaaS clients at quarter-end increased by ~13% YoY

Alpha highlights

- Reported 3 new Alpha mandates in 3Q21[2]
  - 18 total Alpha clients signed since inception
  - 7 of 18 total Alpha client mandates live as of the end of 3Q21
- Completed acquisition of Mercatus and launched Alpha for Private Markets

[A] For 3Q21, CRD standalone results include revenue of $121M and pre-tax income of $48M, which includes $15M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes. On a consolidated basis, CRD revenue contributed $106M, including $104M in Software and processing fees and $3M in FX trading services; revenue line items may not sum to total due to rounding. Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET | 9

10 0.85% 0.71% 0.76% Revenue: Net interest income NII and NIM ($M)12 Average balance sheet highlights ($B)B 3Q20 2Q21 $487 3Q21 $478 $467 Total average assets of $291B up 10% YoY and down (5)% QoQ • Up 10% YoY largely driven by higher total average deposits, partially offset by the absence of MMLF balances • Down (5)% QoQ primarily reflecting the active reduction of excess deposits A 3Q20 NII of $478M included a true-up of ~$(20)M related to prior periods. B Line items are rounded. Refer to the Appendix included with this presentation for endnotes 1 to 18. +2% NIM 12 (FTE, %) $2,784 $3,034 $2,990 Total revenue NII of $487M up 2% YoY and up 4% QoQ • Up 2% YoY primarily driven by higher loan balances and growth in the investment portfolio and deposits, as well as the absence of a 3Q20 true- up,A partially offset by lower investment portfolio yields • Up 4% QoQ mainly due to higher loan balances, growth in the investment portfolio, and higher short-term rates, partially offset by lower investment portfolio yields 3Q20 2Q21 3Q21 Total assets $264 $308 $291 Interest-earning assets 226 266 255 Loans 26 29 32 Investment portfolio (ex. MMLF) 103 111 114 HTM % (ex. MMLF) 42% 41% 39% Duration 13 2.9 3.1 3.1 Total deposits $189 $242 $233 YoY +7% QoQ -1% +4%

Expenses

Expenses
(Ex-notable items, non-GAAP, $M)[A]



Flat
-0.4% ex-FX[A]
-1%
$2,097
$2,111
$2,098
Comp. & benefits
1,062
1,077
1,054
Info. sys.
395
398
406
Tran. processing
234
263
253
Occupancy
109
100
102
Other[14]
297
273
283
3Q20
2Q21
3Q21

	3Q20	2Q21	3Q21	
GAAP Expense	$2,103	$2,111	$2,116	YoY +1% QoQ flat
Head-count	38,979	39,146	38,932	

- Total GAAP expenses were adversely impacted by currency translation when compared to 3Q20 by $10M, but positively impacted compared to 2Q21 by $14M
- Headcount slightly down YoY and (1)% QoQ

3Q21 performance
(Ex-notable items, non-GAAP)[A]

Expenses of $2,098M flat YoY and down (1)% QoQ; ex-FX, down (0.4)% YoY[A]

- Compensation and employee benefits of $1,054M
  - Down (1)% YoY primarily driven by higher salary deferrals and lower headcount, partially offset by higher medical benefits costs
  - Down (2)% QoQ mainly due to lower headcount and incentive compensation
- Information systems and communications of $406M
  - Up 3% YoY and 2% QoQ mainly reflecting higher technology and infrastructure investments
- Transaction processing services of $253M
  - Up 8% YoY primarily due to higher revenue-related costs involving sub-custody volumes and market data
  - Down (4)% QoQ driven by lower sub-custody volumes and broker fees
- Occupancy of $102M
  - Down (6)% YoY due to footprint optimization
  - Up 2% QoQ primarily reflecting site maintenance costs
- Other of $283M[15]
  - Down (5)% YoY largely driven by lower sub-advisory fees and marketing costs
  - Up 4% QoQ primarily due to higher professional fees

[A] This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET. 11

Capital ratios

Capital ratios[5]
(%, as of period-end)

CET1 (Standardized)



12.4%
11.2%
13.5%
10-11% STT Target
1.0% G-SIB surcharge[16]
2.5% SCB[17]
8.0%
4.5% Minimum ratio
3Q20
2Q21
3Q21
Target state

Tier 1 Leverage



6.6%
5.2%
6.3%
5.25-5.75% STT Target
4.0% Minimum ratio
3Q20
2Q21
3Q21
Target state

Capital highlights

- 3Q21 standardized CET1 ratio of 13.5% increased 2.3%pts QoQ primarily reflecting the $1.9B common stock issuance to finance the proposed acquisition of BBH Investor Services, higher retained earnings, and a reduction in RWA
- 3Q21 Tier 1 leverage ratio of 6.3% increased 1.1%pts QoQ mainly driven by the common stock issuance to finance the proposed acquisition of BBH Investor Services, a decrease in balance sheet size, and higher retained earnings
- Returned $179M to shareholders in 3Q21 in the form of common stock dividends paid and announced a temporary suspension of share repurchases. State Street intends to resume its share repurchase program during 2Q22

Capital
($B, capital metrics as of period-end)

	3Q20	2Q21	3Q21
Standardized CET1			
CET1 capital	$13.8	$13.7	$15.8
Risk weighted assets	111.2	121.9	117.2
Tier 1 leverage			
Tier 1 capital	16.3	15.7	17.8
Leverage exposure[18]	247.8	298.7	282.0

Refer to the Appendix included with this presentation for endnotes 1 to 18.

STATE STREET 12

13 Summary 3Q21 financial review • EPS of $1.96, up 35%; pre-tax margin of 29.3%, up 4.8%pts; ROE of 11.6%; generated positive operating leverage of 6.8%pts • EPS ex-notable items of $2.00, up 38%A – Fee revenue of $2.5B, up 9%, reflecting growth in all businesses – NII of $0.5B, up 2% YoY and up 4% QoQ – Expenses ex-notable items of $2.1B, flat YoY as significant productivity savings and footprint optimization offset higher revenue related expenses including transaction processing and information systems investmentsA • Business momentum: – Announced proposed acquisition of BBH Investor Services, which will create the world’s #1 asset servicer,9 further enhance State Street’s global footprint, and expand the prospective client base for Alpha – Strong sales momentum in Investment Servicing, with $1.7T of servicing wins, and Alpha mandates2 – 3 new Alpha mandates in 3Q21; 18 total Alpha clients signed since inception; 7 of 18 total Alpha client mandates live as of the end of 3Q212 – AUM of $3.9T in 3Q21 with strong ETF net inflows, particularly from equity and fixed income products2 • Capital: – Returned $179M to shareholders in 3Q21 in the form of common stock dividends paid – In September 2021, State Street raised $1.9B of capital through a common stock issuance to finance the proposed acquisition of BBH Investor Services A Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 18. All comparisons are to corresponding prior year periods unless noted otherwise

14 Appendix 3Q21 line of business performance 15 Reconciliation of notable items 16 Reconciliation of constant currency impacts 17 Endnotes 18 Forward-looking statements 19 Non-GAAP measures 20 Definitions 21

15 1,968 State StreetB 3Q21 line of business performance Investment Servicing Total revenueA 482 491 1,796 , 3Q20 $2,458M $2,278M 3Q21 Pre-tax income Fee revenue NII Pre-tax margin 23.7% 28.7% +5.0%pts 3Q20 3Q21 $539M $705M YoY % ∆ +9.6% +1.9% +7.9% +30.8% Investment Management Total revenue $506M 3Q20 3Q21 $532M Pre-tax income Pre-tax margin 29.2% 36.3% +7.1%pts $193M 3Q213Q20 $148M YoY % ∆ +5.1% +30.4% Total revenue ex-notable itemsA, C 478 487 2,306 2,504 3Q20 3Q21 $2,784M $2,990M Pre-tax income ex-notable itemsC Fee revenue NII Pre-tax margin ex-notable itemsC 24.7% 29.9% +5.2%pts 3Q213Q20 $687M $894M YoY % ∆ +8.6% +1.9% +7.4% +30.1% A Total revenue also includes Other income of $(1)M in 3Q21. B State Street includes line of business results from Investment Servicing, Investment Management, and Other. Refer to the Addendum for further line of business information. C This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures.

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	% Change 3Q21 vs. 3Q20	% Change 3Q21 vs. 2Q21	Year-to-Date 2020	Year-to-Date 2021	% Change YTD2021 vs. YTD2020
Total revenue, GAAP-basis	3,065	2,937	2,784	2,917	2,950	3,034	2,990	7.4%	(1.5)%	8,786	8,974	2.1%
Less: Other income	-	-	-	-	-	(53)	-			-	(53)	
Total revenue, excluding notable items	3,065	2,937	2,784	2,917	2,950	2,981	2,990	7.4%	0.3%	8,786	8,921	1.5%
Total expenses, GAAP basis	2,255	2,082	2,103	2,276	2,332	2,111	2,116	0.6%	0.2%	6,440	6,559	1.8%
Less: Notable expense items:												
Repositioning charges:												
Compensation and employee benefits	-	-	-	(82)	-	-	-			-	-	
Occupancy	-	-	-	(51)	-	-	-			-	-	
Repositioning charges	-	-	-	(133)	-	-	-			-	-	
Acquisition and restructuring costs	(11)	(12)	(15)	(12)	(10)	(11)	(18)			(38)	(39)	
Legal and other:												
Information systems and communications	-	-	-	-	(20)	-	-			-	(20)	
Transaction processing services	-	-	-	-	(8)	-	-			-	(8)	
Other	-	-	9	-	(1)	11	-			9	10	
Legal and other	-	-	9	-	(29)	11	-			9	(18)	
Total expenses, excluding notable items	2,244	2,070	2,097	2,131	2,293	2,111	2,098	-	(0.6)%	6,411	6,502	1.4%
Seasonal expenses	(151)	-	-	-	(176)	-	-			(151)	(176)	
Total expenses, excluding notable items and seasonal expense items	2,093	2,070	2,097	2,131	2,117	2,111	2,098	-	(0.6)%	6,260	6,326	1.1%
Operating leverage, GAAP-basis (%pts)[A]								680 bps	(170) bps			30 bps
Operating leverage, excluding notable items (%pts)[B]								740	90			10
Pre-tax margin, GAAP-basis (%)	25.3%	27.3%	24.5%	22.0%	21.3%	30.9%	29.3%	480	(160)	25.7%	27.2%	150
Notable items as reconciled above (%)	0.3%	0.4%	0.2%	4.9%	1.3%	(1.2%)	0.6%			0.3%	0.2%	
Pre-tax margin, excluding notable items (%)	25.6%	27.7%	24.7%	26.9%	22.6%	29.7%	29.9%	520	20	26.0%	27.4%	140
Net income available to common shareholders, GAAP-basis	580	662	517	498	489	728	693	34.0%	(4.8)%	1,759	1,910	8.6%
Notable items as reconciled above: pre-tax	11	12	6	145	39	(53)	18			29	4	
Tax impact on notable items as reconciled above	(3)	(3)	(4)	(37)	(10)	16	(5)			(10)	1	
Preferred securities cost	9	-	-	-	5	-	-			9	5	
Net income available to common shareholders, excluding notable items	597	671	519	606	523	691	706	36.0%	2.2%	1,787	1,920	7.4%
Diluted EPS, GAAP-basis	1.62	1.86	1.45	1.39	1.37	2.07	1.96	35.2%	(5.3)%	4.93	5.40	9.5%
Notable items as reconciled above	0.05	0.02	-	0.30	0.10	(0.10)	0.04			0.08	0.03	
Diluted EPS, excluding notable items	1.67	1.88	1.45	1.69	1.47	1.97	2.00	37.9%	1.5%	5.01	5.43	8.4%

[A] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

STATE STREET 16

17 Reconciliation of constant currency impacts Reconciliation of Constant Currency FX Impacts (Dollars in millions) 3Q20 2Q21 3Q21 3Q21 vs. 3Q20 3Q21 vs. 2Q21 3Q21 vs. 3Q20 3Q21 vs. 2Q21 3Q21 vs. 3Q20 3Q21 vs. 2Q21 Non-GAAP basis Total revenue, excluding notable items $ 2,784 $ 2,981 $ 2,990 $ 13 $ (15) $ 2,977 $ 3,005 6.9% 0.8% Compensation and employee benefits, excluding notable items $ 1,062 $ 1,077 $ 1,054 $ 5 $ (10) $ 1,049 $ 1,064 (1.2)% (1.2)% Information systems and communications, excluding notable items 395 398 406 1 (1) 405 407 2.5% 2.3% Transaction processing services, excluding notable items 234 263 253 1 (1) 252 254 7.7% (3.4)% Occupancy, excluding notable items 109 100 102 1 (1) 101 103 (7.3)% 3.0% Other expenses, excluding notable itemsA 297 273 283 2 (1) 281 284 (5.4)% 4.0% Total expenses excluding notable items $ 2,097 $ 2,111 $ 2,098 $ 10 $ (14) $ 2,088 $ 2,112 (0.4)% 0.0% Reported Currency Translation Impact Excluding Currency Impact % Change Constant Currency A Other includes Other expenses and Amortization of intangible assets.

18 Endnotes 1. Accretion assumes ~$35M of incremental NII, ~$40M of net revenue synergies, ~$260M in total cost synergies, and $100M of amortization expense; does not reflect acquisition and restructuring costs. Gross cost synergies represent the reduction in pre-tax expenses achieved in a given year relative to 2020. Cost synergies are on an EBIT basis and do not reflect acquisition and restructuring costs. Revenue synergies primarily represent opportunities to provide access to State Street’s broader range of FX products and platforms, expand share of wallet with clients and to redirect cash and deposits onto State Street’s balance sheet. Revenue synergies are on an EBIT basis and are net of associated incremental operating costs. State Street EPS is based on GAAP EPS excluding notable items. This is a non-GAAP presentation; refer to slide 20 of the Appendix for additional information on non-GAAP measures. 2. New asset servicing mandates, including announced front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Consistent with past practice, AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors including changes in market valuations, client activity and asset flows, net new business and the manner in which we price our services. We provide a range of services to our clients, including core custody services, accounting, reporting and administration and middle office services, and the nature and mix of services provided affects our servicing fees. The basis for fees will differ across regions and clients. The industry in which we operate has historically faced pricing pressure, and our servicing fee revenues are also affected by such pressures today. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees generally are affected by our level of AUM and differ based upon the nature, type and investment strategy of the investment product. Management fee revenue is more sensitive to market valuations than servicing fee revenue, as a higher proportion of the underlying services provided, and the associated management fees earned, are dependent on equity and fixed-income security valuations. Additional factors, such as the relative mix of assets managed, may have a significant effect on our management fee revenue. While certain management fees are directly determined by the values of AUM and the investment strategies employed, management fees may reflect other factors, including performance fee arrangements, as well as our relationship pricing for clients. 3. CRD bookings, as presented in this presentation, represent signed annual recurring revenue contract value excluding bookings with affiliates, including SSGA. CRD revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 4. CRD ARR, an operating metric, is calculated by annualizing current quarter revenue and includes annualized amount of most software-enabled revenue, including revenue generated from Software-as-a-service, maintenance and support revenue, revenue from the Charles River Network’s FIX Network Service (CRN), and value-added services, which are all expected to be recognized ratably over the term of client contracts. ARR excludes software-enabled brokerage revenue. ARR of $213M, $230M and $239M in 3Q20, 2Q21 and 3Q21, respectively, include annualized intercompany revenue of $15M, $21M and $21M, respectively. 5. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. All capital ratios are as of quarter end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 3Q21, 2Q21 and 3Q20. Refer to the Addendum for descriptions of these ratios. September 30, 2021 capital ratios are presented as of quarter-end and are estimates. 6. In accordance with ASU 2016-13, the Provision for credit losses for 3Q20, 2Q21, and 3Q21 includes the provision on funded and unfunded commitments as well as HTM securities. 7. The index names listed are service marks of their respective owners. 8. Morningstar data includes long-term mutual funds, ETF’s and Money Market funds. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while ETF data represents net issuance, which is gross issuance less gross redemptions. Data for Fund of Funds, Feeder funds and Obsolete funds were excluded from the series to prevent double counting. Data is from the Morningstar Direct Asset Flows database. The long-term fund flows reported by Morningstar in North America are composed of U.S. domiciled Market flows mainly in Equities, Allocation and Fixed Income asset classes. 3Q21 data for North America (U.S. domiciled) includes Morningstar actuals for July and August 2021 and Morningstar estimates for September 2021. 3Q21 data for EMEA is on a rolling three month basis for June 2021 through August 2021. 9. World’s #1 provider of asset servicing based on AUC. Source: Global Custodian, State Street, and BBH Investor Services internal analysis as of quarter-end 2Q21 excluding central securities depositories. AUC for BBH and certain peers based on internal analysis. State Street as reported based on Global Custodian. 10. On-prem revenue is revenue derived from locally installed software. Software-enabled revenue includes software as a service, maintenance and support revenue, FIX, brokerage, and value-add services. Revenue recognition pattern for on-prem installations differs from software-enabled revenue. 11. Revenue and pre-tax income reflects the application of ASC 606. Revenue recognition under ASC 606 results in the acceleration of a significant portion of revenues for on-prem software agreements when a client goes live or renews their contract with us. The amount of revenue recognized in any given quarter will be driven in large part by client activity, including agreements that renew or are installed in that quarter. 12. NII is presented on a GAAP-basis. NIM is presented on an FTE-basis. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition. 13. Duration as of period end and based on total investment portfolio, including MMLF. 14. Other includes Other expenses and Amortization of intangible assets. 15. GAAP Other expenses in 3Q21, 2Q21 and 3Q20 included notable items related to acquisition and restructuring costs of $18M, $11M, and $15M, respectively. GAAP Other expenses in 2Q21 and 3Q20 also included notable items from legal and other benefits of $11M and $9M, respectively. Excluding all these notable items, 3Q21 adjusted Other expenses of $283M was down (5)% compared to 3Q20 adjusted Other expenses of $297M and up 4% compared to 2Q21 adjusted Other expenses of $273M. 16. Based on a calculation date of December 31, 2019, our G-SIB surcharge for 2021 is 1.0%. 17. The preliminary SCB of 2.5% effective on October 1, 2021 is calculated based upon the results of the CCAR 2021 exam. 18. Leverage exposure is equal to average consolidated assets less applicable Tier 1 leverage capital reductions.

19 Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, expense reduction programs, new client business, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “guidance,” “expect,” “priority,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: The possibility that some or all of the anticipated business, financial, capital, staffing, operational or other benefits or synergies of the acquisition will not be realized when expected or at all, including as a result of the impact of, additional costs or unanticipated negative synergies associated with, or problems arising from, the integration of the BBH Investor Services business acquisition (including challenges in transitioning clients, systems, technology or personnel), as a result of regulatory or operational challenges we may experience, as a result of disruptions from the transaction harming relationships with our clients, employees or regulators, or as a result of the strength of the economy and competitive factors in the areas where we and BBH’s Investor Services business do business; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect us or the expected benefits of the transaction, perhaps materially), to satisfy any of the other conditions to the acquisition or to arrange financing consistent with our expectations or at all, in each case, on a timely basis or at all; and, if delayed, the resulting effects, including in magnitude and timing of the expected financial benefits of the acquisition of BBH's Investor Services business, of a delayed closing of the acquisition (which expected financial effects are presented and determined assuming a closing date as of December 31, 2021); the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive purchase agreement in respect of the acquisition; potential adverse reactions or changes to client, regulatory, business or employee relationships, including those resulting from the announcement or completion of the acquisition; demand for the products and services of State Street and of BBH’s Investor Services business; we are subject to intense competition, which could negatively affect our profitability; we are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; our development and completion of new products and services, including State Street Alpha, may involve costs and dependencies and expose us to increased risk; our business may be negatively affected by our failure to update and maintain our technology infrastructure; the COVID-19 pandemic continues to create significant risks and uncertainties for our business; acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of our acquisitions, pose risks for our business; the integration of BBH Investor Services may be more difficult, costly or time consuming than expected, and the anticipated benefits and cost synergies may not be fully realized; competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; we could be adversely affected by geopolitical, economic and market conditions; we have significant International operations, and disruptions in European and Asian economies could have an adverse effect on our consolidated results of operations or financial condition; our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets; our business activities expose us to interest rate risk; we assume significant credit risk to counterparties, who may also have substantial financial dependencies with other financial institutions, and these credit exposures and concentrations could expose us to financial loss; our fee revenue represents a significant portion of our consolidated revenue and is subject to decline based on, among other factors, the investment activities of our clients; if we are unable to effectively manage our capital and liquidity, our consolidated financial condition, capital ratios, results of operations and business prospects could be adversely affected; we may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; if we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; our business and capital-related activities, including common share repurchases, may be adversely affected by capital and liquidity standards required as a result of capital stress testing; we face extensive and changing government regulation in the jurisdictions in which we operate, which may increase our costs and compliance risks; we are subject to enhanced external oversight as a result of the resolution of prior regulatory or governmental matters; our businesses may be adversely affected by government enforcement and litigation; any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; changes in accounting standards may adversely affect our consolidated financial statements; changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; the transition away from LIBOR may result in additional costs and increased risk exposure; our control environment may be inadequate, fail or be circumvented, and operational risks could adversely affect our consolidated results of operations; cost shifting to non-U.S. jurisdictions and outsourcing may expose us to increased operational risk and reputational harm and may not result in expected cost savings; if we, or the third parties with which we do business, experience failures, attacks or unauthorized access to our or their respective information technology systems or facilities, or disruptions to our continuous operations, this could result in significant costs, reputational damage and limits on our business activities; long-term contracts expose us to pricing and performance risk; our businesses may be negatively affected by adverse publicity or other reputational harm; we may not be able to protect our intellectual property; the quantitative models we use to manage our business may contain errors that could result in material harm; our reputation and business prospects may be damaged if our clients incur substantial losses or are restricted in redeeming their interests in investment pools that we sponsor or manage; the impacts of climate change could adversely affect our business operations; we may incur losses as a result of unforeseen events including terrorist attacks, natural disasters, the emergence of a new pandemic or acts of embezzlement. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2020 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation (and the conference call referenced herein) should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

20 Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”.

21 Definitions ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management Barclays Global Agg Barclays Global Agg represents Barclays Global Aggregate Bond Index BBH Brown Brothers Harriman Bps Basis points, with one basis point representing one hundredth of one percent CET1 ratio Common equity tier 1 ratio CRD Charles River Development CRD uninstalled revenue backlog Uninstalled revenue backlog to be recognized from signed client contracts that are scheduled to be installed on a rolling 24-month period. It reflects terms currently in effect. It includes SaaS and on-prem license revenue, as well as maintenance and support revenue, and excludes revenue generated from FIX, value-add services, brokerage, and professional services. Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EM Emerging markets EMEA Europe, Middle East and Africa EOP End of period EPS Earnings per share ETF Exchange-traded fund FTE Fully taxable equivalent FX Foreign exchange GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HTM Held-to-maturity MMLF Money Market Mutual Fund Liquidity Facility Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful On-prem On-premises revenue as recognized in the CRD business Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Pre-tax margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Quarter-over-quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer Seasonal expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SSGA State Street Global Advisors Year-over-year (YoY) Current period compared to the same period a year ago YTD Year-to-date